Exhibit 1.1

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

Common Units Representing Limited Partner Interests

Having an Aggregate Offering Price of up to

$300,000,000

Equity Placement Agreement

March 10, 2014

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

MLV & Co. LLC

1251 Avenue of the Americas, 41st Floor

New York, New York 10020

RBC Capital Markets, LLC

200 Vesey Street

Three World Financial Center

New York, New York 10281

Ladies and Gentlemen:

Calumet Specialty Products Partners, L.P., a Delaware limited partnership (the “Partnership”), and Calumet GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), each confirm their agreement (this “Agreement”) with Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities LLC, MLV & Co. LLC and RBC Capital Markets, LLC (each, a “Manager” and collectively, the “Managers”) as follows:

The General Partner and the Partnership are hereinafter referred to collectively as the “Calumet Parties.” The Calumet Parties and the Significant Subsidiaries (as defined below) are hereinafter referred to collectively as the “Partnership Entities.”

1. Description of Units. The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principals, common units representing limited partner interests in the Partnership (the “Common Units”), having an aggregate gross sales price to the public of up to $300,000,000 (the “Units”), which Units will be sold pursuant to a registration statement on Form S-3 (File Number 333-188654) (The “Registration Statement”) from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Units through the Managers, the Partnership hereby appoints the Managers as exclusive agents of the Partnership for the purpose of soliciting purchases of the Units from the Partnership pursuant to this Agreement and each Manager agrees to use its reasonable efforts to solicit purchases of the Units on the terms and subject to the conditions stated herein. The Partnership agrees that whenever it determines to sell Units directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 18 hereof.

2. Representations, Warranties and Agreements of the Calumet Parties. The Calumet Parties, jointly and severally, represent and warrant to, and agree with, each Manager at the Execution Time and at each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a) Registration. The Partnership meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) and has prepared and filed with the Securities and Exchange Commission (the “Commission”) the Registration Statement, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of Common Units, including the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, has been declared or become effective under the Securities Act. The Partnership has filed with the Commission the Prospectus Supplement relating to the Units in accordance with Rule 424(b). As filed, the Prospectus contains or incorporates by reference all information required by the Securities Act and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, at each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 (the “Incorporated Documents”) which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b) No Material Misstatements or Omissions in Registration Statement or Prospectus. On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Calumet Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Calumet Parties by or on behalf of any Manager specifically for inclusion in the Registration Statement or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Manager consists of the information described as such in Section 7 hereof.

(c) Ineligible Issuer for Certain Underwritings. For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 of the Securities Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Securities Act.

(d) Formation and Qualification of the Calumet Parties.

(i) The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), with all necessary partnership power and authority to enter into this Agreement, to own or lease its properties and to conduct its business, in each case in all material respects as described in the Prospectus.

(ii) The General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), with all necessary limited liability company power and authority to enter into this Agreement, to own or lease its properties and to conduct its business, and to act as the general partner of the Partnership, in each case in all material respects as described in the Prospectus.

(e) Foreign Qualifications of the Calumet Parties. Each of the Calumet Parties is duly registered or qualified as a foreign limited partnership or limited liability company, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to so register or qualify would not reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), business, prospects or results of operations of the Calumet Parties taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(f) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership and as of the date hereof owns of record a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Partnership (as the same may be amended or restated at or prior to each Representation Date, the “Partnership Agreement”); and the General Partner owns of record such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus or otherwise contained in the Partnership Agreement), security interests, charges or claims (collectively, “Liens”).

(g) Partnership Interests Outstanding. As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 69,317,278 Common Units and the Incentive Distribution Rights (as defined in the Partnership Agreement); and all of such Common Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption “The Partnership Agreement—Limited Liability” or by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns all of the Incentive Distribution Rights, free and clear of all Liens.

(h) Valid Issuance of the Units. The Units to be issued and sold by the Partnership hereunder have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption “The Partnership Agreement—Limited Liability” or by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(i) Significant Subsidiaries. All of the Partnership’s “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X) (the “Significant Subsidiaries”) as of the date of the Partnership’s latest annual report on Form 10-K filed with Commission, which is incorporated by reference in the Registration Statement and the Prospectus, are listed on Exhibit 21.1 to such report, and such subsidiaries have been duly incorporated or formed and are validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized, and is duly qualified to do business as a corporation, limited partnership or limited liability company, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j) No Preemptive Rights, Registration Rights or Options. Except (i) as described in the Prospectus, (ii) as provided for in the Partnership Agreement or (iii) for transfer restrictions as set forth in the Organizational Documents (as defined below) of the Partnership, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership, in each case pursuant to any certificate or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation, bylaws or other organizational documents of the Partnership Entities (in each case as in effect on the date hereof and as the same may be adopted, entered into, amended or restated prior to the date of determination) (all such agreements, collectively, the “Organizational Documents”) or any other agreement or instrument to which any of such entities is a party or by which any one of them may be bound. Neither the filing of the Registration Statement nor the offering and sale of the Units contemplated hereby gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership, other than (i) as described in the Prospectus and the Partnership Agreement and (ii) as have been waived.

(k) Authority and Authorization. The Partnership has all necessary partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. All partnership and limited liability company action, as the case may be, required to be taken by the Calumet Parties or any of their members or partners for the authorization, issuance, sale and delivery of the Units, and the consummation of the transactions contemplated by this Agreement shall have been validly taken prior to the sale and delivery of the Units.

(l) Due Execution and Delivery of Equity Placement Agreement. This Agreement has been duly and validly authorized, executed and delivered by each of the Calumet Parties.

(m) Enforceability of Other Agreements.

(i) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(ii) The General Partner Agreement has been duly authorized, executed and delivered by The Heritage Group, an Indiana general partnership (“Heritage”), certain trusts associated with Fred M. Fehsenfeld, Jr. (collectively, “Fehsenfeld”), and Grube Grat, LLC, an Indiana limited liability company (“Grube Grat”), and is a valid and legally binding agreement of Heritage, Grube Grat and Fehsenfeld, enforceable against Heritage, Grube Grat and Fehsenfeld in accordance with its terms; and

(iii) The Organizational Documents of each Significant Subsidiary have been duly authorized, executed and delivered by the parties thereto and are valid and legally binding agreements of the parties thereto, enforceable against such parties in accordance with the relevant terms;

provided that, with respect to each agreement described in this Section 2(m), the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”); provided, further, that the indemnity, contribution and exoneration provisions contained therein may be limited by applicable laws or public policy.

(n) No Violations. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Calumet Parties, or the consummation of the transactions contemplated hereby (i) constitutes or will constitute a violation of the Organizational Documents, (ii) constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound or subject, (iii) violates or will violate any statute, law or regulation or any order, rule, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, which breaches, violations, defaults, liens, charges or encumbrances, in the case of clauses (ii), (iii) or (iv), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of any of the Calumet Parties to perform their obligations under this Agreement.

(o) No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over the Partnership Entities or their respective properties or assets is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Calumet Parties or the consummation by the Calumet Parties of the transactions contemplated by this Agreement, except (i) for such consents required under the Securities Act or the Exchange Act, (ii) for such consents required under state securities or “Blue Sky” laws in connection with the purchase and placement of the Units by the Managers, (iii) for such consents which have been, or will be, obtained, (iv) for such consents which, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Calumet Parties to perform its obligations under this Agreement and (v) as disclosed in the Prospectus.

(p) No Violation or Default. None of the Partnership Entities is in (i) violation of its Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any material obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clauses (ii) and (iii), would reasonably be expected to have, if continued, a Material Adverse Effect, or materially impair the ability of any of the Calumet Parties to perform their obligations under this Agreement.

(q) Conformity of Securities to Description in the Prospectus. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the descriptions thereof contained in the Prospectus.

(r) Investment Company. None of the Partnership Entities is now, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(s) Independent Public Accountants. Ernst & Young LLP, who have certified certain audited financial statements of the Partnership included in the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the applicable rules and regulations of the Commission thereunder.

(t) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved, except to the extent disclosed therein. No other financial statements or schedules of the Partnership are required by the Securities Act or the Exchange Act to be included in the Prospectus.

(u) Sarbanes-Oxley Act of 2002. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations thereunder and the rules of the Nasdaq Stock Market, LLC that are effective and applicable to the Partnership.

(v) No Material Changes. Since the date of the most recent audited financial statements of the Partnership included in the Prospectus, none of the Partnership Entities has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Prospectus (exclusive of any amendment or supplement thereto); and, subsequent to the respective dates as of which such information is given in the Prospectus, there has not been any change in the capitalization or increase in long-term debt of any of the Partnership Entities, taken as a whole, that would reasonably be expected to have a Material Adverse Effect or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, partners’ capital, members’ equity, or results of operations of any of the Partnership Entities, taken as a whole; in each case otherwise than as set forth or contemplated in the Prospectus.

(w) Title to Real Property. Each Partnership Entity will have good and indefeasible title to all real property (save and except “rights-of-way” (as defined in Section 2(x) below)) and good title to all personal property owned by them, in each case free and clear of all (i) liens and security interests except (a) liens or security interests securing indebtedness incurred, assumed or agreed to by any Partnership Entity, (b) liens for real property taxes, assessments and other governmental charges not delinquencies or that are currently being contested in good faith by appropriate proceedings, and (c) mechanics’ and materialman’s liens not filed of record and similar charges not delinquent or that are filed of record but are being contested in good faith by appropriate proceedings, or (ii) other claims and other encumbrances (other than liens or security interests) except, in each case, (1) as described, and subject to the limitations contained, in the Prospectus or (2) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided that, with respect to any real property and buildings held under lease by any Partnership Entity, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) Rights-of-Way. Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Prospectus which would not reasonably be expected to have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Prospectus, each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except such revocations, terminations and impairments that would not reasonably be expected to have a Material Adverse Effect.

(y) Permits. Each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except such permits which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except as described in the Prospectus; each of the Partnership Entities has fulfilled and performed all its obligations with respect to such permits which are due to have been fulfilled and performed by such date and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except such obligations, revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) Tax Returns. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) which, if not paid, would not reasonably be expected to have a Material Adverse Effect, or (ii) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.

(aa) Environmental Matters. Except as described in the Prospectus, the Partnership Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety (to the extent such health and safety protection relates to exposure to Hazardous Materials) and the environment or imposing legally enforceable liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) have timely applied for or received all permits required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being operated, (iii) are in compliance with all terms and conditions of any such permits received, and (iv) to the knowledge of the Calumet Parties, do not have any liability in connection with the release into the environment of any Hazardous Material resulting from their operations, except, in each case, where such failure to comply with Environmental Laws, failure to timely apply for or receive such required permits, failure to comply with the terms and conditions of such received permits or liability in connection with such releases, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(bb) No Labor Dispute. Except as described in the Prospectus, no labor dispute with the employees of the Partnership Entities exists, or, to the knowledge of the Calumet Parties, is imminent, except as would not reasonably be expected to have a Material Adverse Effect.

(cc) Insurance. The Partnership Entities maintain, or are entitled to the benefits of, insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses. None of the Partnership Entities has received notice from any insurer or agent of such insurer that material capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force.

(dd) Legal Proceedings or Contracts Required to be Described or Filed. Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Calumet Parties, threatened against any of the Calumet Parties or to which any of the Partnership Entities is a party or of which any property of any of the Partnership Entities is the subject that is required to be described in the Registration Statement or the Prospectus but are not described as required; and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act.

(ee) Trading. The Units will be, when issued, traded on the NASDAQ Global Select Market (“NASDAQ”).

(ff) Internal Control Over Financial Reporting and Disclosure Controls. The Partnership maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) and has been designed by the General Partner’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as described in the Prospectus, the Partnership’s internal control over financial reporting is effective and the Partnership is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest balance sheet included or incorporated by reference in the Prospectus, there has been no significant change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting. The Partnership maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), and such disclosure controls and procedures have been designed to provide reasonable assurance that information required to be disclosed by the Partnership in reports that it submits or files under the Exchange Act is made known to the General Partner’s management, including its principal executive officer and principal financial officer, to allow for timely decisions regarding required disclosure; and except as described in the Prospectus, such disclosure controls and procedures are effective at the reasonable assurance level.

(gg) Internal Accounting Controls. Except as described in the Prospectus, the Partnership maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(hh) No Legal Actions. Except as described in the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental or regulatory agency, body or official, domestic or foreign, now pending or, to the knowledge of the Calumet Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, and (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i) and (ii) above, if determined adversely to any of the Partnership Entities, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or result in the suspension of the offering and issuance of the Units.

(ii) Other Actions. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s capital stock or partnership or limited liability company interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except (i) as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto), (ii) such prohibitions mandated by the laws of each such subsidiary’s state of formation and the terms of any such subsidiary’s governing instruments or (iii) where such prohibition would not reasonably be expected to have a Material Adverse Effect.

(jj) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed and, prior to the later to occur of (i) any Representation Date and (ii) completion of the placement of the Units, will not distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than the Prospectus, any Issuer Free Writing Prospectus, subject to the conditions in Section 6 of this Agreement, or other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.

(kk) Stabilization. Except as stated in this Agreement, any Terms Agreement and the Prospectus, the Partnership has not taken, directly or indirectly, any action designed to or that would reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units.

(ll) No Unlawful Payments. None of the Partnership Entities nor, to the knowledge of the Calumet Parties, any director, officer, agent, employee or other person associated with or acting on behalf of the Calumet Parties has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(mm) Compliance with Money Laundering Laws. The operations of the Partnership Entities are, and have been conducted, at all times for the past seven years, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of the United States, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any United States federal governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Calumet Parties, threatened.

(nn) Compliance with OFAC. None of the Partnership Entities or, to the knowledge of the Calumet Parties, any director, officer, agent or employee of the Partnership Entities is currently subject to any U.S. sanctions program administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”);

and the Partnership Entities will not use the proceeds of the offering of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the express purpose of financing the activities of any person currently listed under any U.S. sanctions program administered by OFAC.

(oo) XBRL. The interactive data in the eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

Any certificate signed by or on behalf of any Calumet Party delivered to the Managers or counsel for the Managers in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by each such Calumet Party, as to matters covered thereby, to the Managers.

3. Sale and Delivery of Units.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to issue and sell Units from time to time through the Managers, acting as sales agents, and each of the Managers agree to use its reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms.

(i) The Units are to be sold by one of the Managers on a daily basis or otherwise as shall be agreed to by the Partnership and the Managers on any day that (A) is a trading day for the NASDAQ (other than a day on which the NASDAQ is scheduled to close prior to its regular weekday closing time), (B) the Partnership, through one of the authorized persons listed on Schedule II, has instructed the relevant Manager contact on Schedule III by telephone (confirmed promptly by electronic communication) to make such sales (“Issuance Notice”) and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement; provided, however, that the Partnership will only submit its orders to one of the Managers on a single trading day and no Issuance Notice may be delivered other than on a trading day during the term of this Agreement. The Partnership will designate (i) the maximum amount of the Units to be sold by any Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and (ii) the minimum price per Unit at which such Units may be sold. Subject to the terms and conditions hereof, the applicable Manager shall use its reasonable efforts to sell on a particular day all of the Units designated for sale by the Partnership on such day. The gross sales price of the Units sold under this Section 3(a)(i) shall be the market price for the Common Units sold by the Manager under this Section ?3(a)(i) on the NASDAQ at the time of sale of such Units.

(ii) The Calumet Parties acknowledge and agree that (A) there can be no assurance that any Manager will be successful in selling the Units, (B) no Manager will incur any liability or obligation to the Calumet Parties or any other person or entity if it does not sell Units for any reason other than a failure by such Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units as required under this Agreement, and (C) no Manager shall be under any obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Calumet Parties.

(iii) The Partnership shall not authorize the issuance and sale of, and the relevant Manager shall not be obligated to use its reasonable efforts to sell, any Unit at a price lower than the minimum price therefor designated from time to time by the General Partner’s Board of Directors (the “Board”), or a duly authorized committee thereof, or any individual to whom such authority has been duly and properly delegated by the Board and notified to such Manager in writing. The Partnership or any Manager may, upon notice to the Partnership or the Manager, as applicable, by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Units with respect to which such Manager is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.

(iv) Each Manager hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) directly on or through a national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system that qualifies for delivery of a prospectus in accordance with Rule 153 under the Securities Act, (B) to or through a market maker or an electronic communication network, a “dark pool” or any similar market venue and (C) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and such Manager pursuant to a Terms Agreement.

(v) The compensation to each Manager for sales of the Units with respect to which such Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Units sold by such Manager pursuant to this Section 3(a) and payable as described in the succeeding subsection (vi) below. The foregoing rate of compensation shall not apply when such Manager acts as principal, in which case the Partnership may sell Units to such Manager as principal at a price mutually agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The gross proceeds less such Manager’s commission shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”). Payment of the Net Proceeds after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”) for Units sold by the Partnership on any Settlement Date shall be made to the Partnership by federal funds wire transfer to the account of the Partnership against delivery of such Units to such Manager’s account, or an account of such Manager’s designee, at The Depository Trust Company (“DTC”).

(vi) A Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NASDAQ each day in which the Units are sold by such Manager under this Section 3(a) setting forth the number of the Units sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Partnership, and the compensation payable by the Partnership to such Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.

(vii) Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third Business Day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Units sold through a Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the Net Proceeds for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units to such Manager’s account at DTC in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership or its transfer agent (if applicable) shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. If such Manager breaches this Agreement by failing to deliver the Net Proceeds to the Partnership on any Settlement Date for the Units delivered by the Partnership to such Manager, such breaching Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.

(viii) At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(j)), each of the Calumet Parties shall be deemed to have affirmed each representation and warranty contained in Section 2 of this Agreement as if such representation and warranty were made as of such date, modified as necessary to incorporate the disclosures contained in the Registration Statement and the Prospectus as amended or supplemented as of such date. Any obligation of a Manager to use its reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of each of the Calumet Parties herein (as modified in the manner described above), to the performance by each of the Calumet Parties of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) If the Partnership wishes to issue and sell the Units pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership wishes to accept amended terms, such Manager and the Calumet Parties will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Partnership or such Manager unless and until the Calumet Parties and such Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Each sale of the Units to a Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Units to, and the purchase thereof by, such Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Units by such Manager. The commitment of such Manager to purchase the Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Calumet Parties herein contained, but modified in the manner described in Section 3(a)(viii) hereof, and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Units to be purchased by such Manager pursuant thereto, the price to be paid to the Partnership for such Units, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Units, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Units. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by such Manager.

(d) The Partnership will not request any sales hereunder that exceed (i) the aggregate amount set forth in Section 1, (ii) the number of Common Units available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Units authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Managers in writing.

(e) If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other parties hereto and sales of the Units under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f) Notwithstanding any other provision of this Agreement the Partnership shall not request the sale of any Units that would be sold, and none of the Managers shall be obligated to sell, during any period in which the Partnership’s insider trading policy, as it exists at the Execution Time, would prohibit the purchases or sales of the Common Units by the General Partner’s officers or directors, or during any other period in which any of the Calumet Parties are, or could be deemed to be, in possession of material non-public information; provided that, unless otherwise agreed between the Partnership and the Managers, for purposes of this paragraph (f) such period shall end on the date on which the Partnership’s next subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is filed with the Commission.

4. Agreements. Each of the Calumet Parties agrees with the Managers that:

(a) During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or such prospectus is deemed to be delivered pursuant to Rule 153) under the Securities Act, the Partnership will not file any (i) amendment to the Registration Statement, (ii) supplement to the Prospectus or (iii) any Rule 462(b) Registration Statement relating to the Units (other than, in the case of clauses (i) and (ii) above, any amendment or supplement which does not relate to the sale of the Units and not including any reports or documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act), unless the Partnership has furnished to the Managers a copy for its review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which any Manager reasonably objects, unless the Partnership shall have determined based upon the advice of counsel that such amendment, supplement or filing is required by law. The Partnership has properly completed the Prospectus, in a form approved by the Managers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers of such timely filing. The Partnership will promptly advise the Managers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement relating to the Units shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) is required under the Securities Act in connection with the offering or sale of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement relating to the Units, or for any supplement to the Prospectus or for any additional information, (iv) when the Partnership has been advised of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or such prospectus is deemed to be delivered pursuant to Rule 153) under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify the Managers of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to each Manager in such quantities as such Manager may reasonably request.

(c) As soon as practicable, the Partnership will make generally available to its security holders and to the Managers an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(d) The Partnership will make available to each Manager and counsel for the Managers, upon request and without charge, one signed copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by such Manager or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or such prospectus is deemed to be delivered pursuant to Rule 153), as many copies of the Prospectus and any amendment or supplement thereto as each Manager may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(e) The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Managers may designate and will maintain such qualifications in effect so long as required for the placement of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(f) Each of the Calumet Parties and each of the Managers agree that it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433.

(g) If sales of the Units have been made but not settled, the Partnership has had outstanding with any Manager any instructions to sell the Units, or during the term of any Terms Agreement, in each case, within the prior three Business Days, the Partnership will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units, or publicly announce an intention to effect any such transaction without (i) giving the Managers at least three Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) each Manager suspending acting under this Agreement for such period of time requested by the Partnership or as deemed appropriate by the Managers in light of the proposed transaction; provided, however, that the Partnership may (A) issue and sell Units pursuant to this Agreement or any Terms Agreement; (B) file a registration statement on Form S-8 or issue and sell Common Units or securities convertible into or exchangeable for Units pursuant to any long-term incentive plan, employee unit option plan, unit ownership plan or employee benefit plan of the Calumet Parties in effect at the Applicable Time and (C) issue or deliver Common Units issuable upon the conversion, vesting or exercise of securities (including long-term incentive plan awards, options and warrants) outstanding at the Applicable Time. In the event that notice of a proposed sale is provided by the Partnership pursuant to this Section 4(g), the Manager may (and shall if requested by the Partnership) suspend activity under this program for such period of time as may be requested by the Partnership or as may be deemed appropriate by the Manager.

(h) The Partnership will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of Common Units to facilitate the sale or resale of the Units.

(i) The Partnership will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(j) Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an Interim Prospectus Supplement filed pursuant to Rule 424(b) pursuant to Section 4(y) of this Agreement or a prospectus supplement relating solely to the offering of securities other than the Units), (ii) the Partnership shall file an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K that includes audited financials filed in a periodic report other than financials filed on Form 8-K to satisfy the requirements of Rule 3-10(g) of Regulation S-X, (iii) the Units are delivered to any Manager as principal at the Time of Delivery pursuant to a Terms Agreement, or (iv) otherwise as any Manager may reasonably request (such commencement or recommencement date and each such date referred to in clauses (i), (ii), (iii) and (iv) above, a “Representation Date”), the Partnership shall furnish or cause to be furnished to the Managers (or, in the case of clause (iii) above, the relevant Manager party to such Terms Agreement) forthwith a certificate dated and delivered the date of such Representation Date, in form satisfactory to the Managers (or, in the case of clause (iii) above, the relevant Manager party to such Terms Agreement) to the effect that the statements contained in the certificate referred to in Section 6(g) of this Agreement which were last furnished to the Managers (or, in the case of clause (iii) above, the relevant Manager party to such Terms Agreement) are true and correct as of such Representation Date, as though made at and as of such time (except that such certificate shall state that such statements (including with respect to the representations and warranties contained herein) shall be deemed modified to incorporate the disclosures contained in the Registration Statement and the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(g), modified as described immediately above to the time of delivery of such certificate. The requirement to provide a certificate under this Section 4(j) shall be waived for any Representation Date occurring at a time at which the Partnership has instructed that no sales of Units may be made hereunder, which waiver shall continue until the earlier to occur of the date the Partnership has instructed any Manager to sell Units hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Partnership files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Partnership subsequently has instructed any Manager to sell Units hereunder following a Representation Date when the Partnership relied on such waiver and did not provide the Managers with a certificate under this Section 4(j), then before the Partnership delivers an instruction to sell Units, the Partnership shall provide the Managers with a certificate referred to in Section 6(g) of this Agreement and a certificate under this Section 4(j).

(k) At each Representation Date with respect to which the Partnership is obligated to deliver a certificate referred to in Section 4(j) of this Agreement, the Partnership shall furnish or cause to be furnished forthwith to the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager party to such Terms Agreement) and to counsel to the Managers a written opinion of Vinson & Elkins L.L.P., counsel to the Partnership (“Partnership Counsel”), or other counsel satisfactory to the Managers, dated and delivered the date of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(l) At each Representation Date with respect to which the Partnership is obligated to deliver a certificate referred to in Section 4(j) of this Agreement, the Partnership shall furnish or cause to be furnished forthwith to the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager party to such Terms Agreement) and to counsel to the Managers a written opinion of Barnes & Thornburg LLP, or other counsel satisfactory to the Managers, dated and delivered the date of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m) At each Representation Date with respect to which the Partnership is obligated to deliver a certificate referred to in Section 4(j) of this Agreement, the Partnership shall furnish or cause to be furnished forthwith to the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager party to such Terms Agreement) and to counsel to the Managers a written opinion of Fulbright & Jaworski LLP, or other counsel satisfactory to the Managers, dated and delivered the date of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(e) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n) At each Representation Date with respect to which the Partnership is obligated to deliver a certificate referred to in Section 4(j) of this Agreement, the Partnership shall furnish or cause to be furnished forthwith to the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager party to such Terms Agreement) and to counsel to the Managers a written opinion of Gregory J. Morical, General Counsel for the Partnership, or other counsel satisfactory to the Managers, dated and delivered the date of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(f) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(o) At each Representation Date with respect to which the Partnership is obligated to deliver a certificate referred to in Section 4(j) of this Agreement, Baker Botts L.L.P., counsel to the Managers, shall deliver a written opinion, dated and delivered the date of such Representation Date, in form and substance satisfactory to the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager party to such Terms Agreement), of the same tenor as the opinions referred to in Section 6(d) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(p) Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales as contemplated hereunder), and at each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Units are delivered to any Manager as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) otherwise as any Manager may reasonably request and upon reasonable advance notice to the Partnership, there is filed with the Commission any document which contains financial information (other than a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K) incorporated by reference into the Prospectus, the Partnership shall cause Ernst & Young LLP (the “Accountants”), or other independent accountants satisfactory to the Managers (or, in the case of a Representation Date of the type described in clause (iii) above, the relevant Manager party to such Terms Agreement) forthwith, to furnish the Managers a letter, dated the date of commencement, recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(h) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. Notwithstanding the foregoing, if the Partnership subsequently has instructed any Manager to sell Units hereunder following a Representation Date when the Accountants relied on such waiver and did not provide the Managers with a letter under this Section 4(p) then before the Partnership delivers an instruction to sell Units, the Partnership shall cause the Accountants to provide the Managers with a letter referred to in this Section 4(p).

(q) If requested by a Manager, the Partnership will conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the independent accountants of the Partnership. The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate officers and the Partnership’s agents during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Partnership, its officers and its agents, as the Manager may reasonably request.

(r) The Partnership consents to any Managers trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement or pursuant to a Terms Agreement.

(s) The Partnership will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Units sold through the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of Units pursuant to this Agreement during the relevant period.

(t) If to the knowledge of the Partnership, the conditions set forth in Sections 6(a) or 6(h) hereof shall not be true and correct on the applicable Settlement Date, the Partnership will offer to any person who has agreed to purchase Units from the Partnership as the result of an offer to purchase solicited by any of the Managers the right to refuse to purchase and pay for such Units.

(u) Each acceptance by the Partnership of an offer to purchase the Units hereunder, and each execution and delivery by the Partnership of a Terms Agreement, shall be deemed to be an affirmation to the Managers that the representations and warranties of the Calumet Parties contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed modified to relate to the Registration Statement, the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date and relating to such Units).

(v) The Partnership shall ensure that there are at all times sufficient Common Units to provide for the issuance, free of any preemptive rights, of the maximum aggregate number of such Units authorized for issuance pursuant to the terms of this Agreement. The Partnership will use its commercially reasonable efforts to cause the Units to be listed for trading on the NASDAQ and to maintain such listing.

(w) During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or such prospectus is deemed to be delivered pursuant to Rule 153) under the Securities Act, the Partnership will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(x) The Partnership shall cooperate with the Managers and use its reasonable efforts to permit the Units to be eligible for clearance and settlement through the facilities of DTC.

(y) The Partnership will apply the Net Proceeds from the sale of the Units in the manner set forth in the Prospectus.

(z) The Partnership will make all filings with respect to the Units required to be filed by the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by Rule 424.

5. Payment of Expenses.

(a) The Partnership agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NASDAQ; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of the Partnership’s representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (x) the reasonable documented out-of-pocket expenses of the Managers, including the reasonable fees, disbursements and expenses of counsel for the Managers in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; and (xi) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder.

6. Conditions to the Obligations of the Managers. The obligations of each Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Calumet Parties contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) the performance by the Calumet Parties of their obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Units; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) Vinson & Elkins L.L.P., counsel for the Partnership, shall have furnished to the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager party to such Terms Agreement), on every Representation Date, its opinion, dated as of such date, in form and substance satisfactory to you, to the effect that:

(i) The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary limited partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Prospectus. The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth under its name on Schedule I to this Agreement.

(ii) The General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties and to conduct its business, and to serve as the general partner of the Partnership, in all material respects as described in the Prospectus. The General Partner is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth under its name on Schedule I to this Agreement.

(iii) The General Partner is the sole general partner of the Partnership and owns of record a 2.0% general partner interest in the Partnership; and such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement. The General Partner owns such general partner interest free and clear of all Liens (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as a debtor is on file in the office of the Secretary of State of the State of Delaware or (b) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and those arising under (i) the Partnership’s Amended and Restated Credit Agreement, dated as of June 24, 2011 and as amended on December 28, 2011 (as the same may be amended or restated at or prior to the Representation Date, the “Credit Agreement”), (ii) the Amended and Restated ISDA Master Agreement, dated as of January 3, 2008, between Calumet Lubricants Co., Limited Partnership, an Indiana limited partnership (“Calumet”) and J. Aron & Company, as amended on September 30, 2011 (as the same may be amended or restated at or prior to the Representation Date, the “J. Aron ISDA Agreement”), (iii) the ISDA Master Agreement, dated as of December 21, 2000, between Calumet and Koch Supply & Trading, L.P., as amended on April 18, 2006, September 3, 2009, April 21, 2011, May 13, 2011 and September 21, 2011 (as the same may be amended or restated at or prior to the Representation Date, the “Koch ISDA Agreement”), (iv) the ISDA Master Agreement, dated as of July 26, 2006, between Calumet and Merrill Lynch Commodities, Inc., as amended on January 11, 2007, March 27, 2007 and July 24, 2012 (as the same may be amended or restated at or prior to the Representation Date, the “Merrill ISDA Agreement”), (v) the ISDA Master Agreement, dated as of April 24, 2006, between Calumet and Bank of America, N.A. (as the same may be amended or restated at or prior to the Representation Date, the “BOA ISDA Agreement”), (vi) the ISDA Master Agreement, dated as of October 3, 2011, between Calumet and Barclays Bank PLC (as the same may be amended or restated at or prior to the Representation Date, the “Barclays ISDA

Agreement”), (vii) the ISDA Master Agreement, dated as of October 4, 2011, between Calumet Superior, LLC, a Delaware limited liability company (“Calumet Superior”) and BP Products North America Inc. (as the same may be amended or restated at or prior to the Representation Date, the “BPPNA ISDA Agreement”), (viii) the ISDA Master Agreement, dated as of June 1, 2012, between Calumet and Macquarie Bank Limited (as the same may be amended or restated at or prior to the Representation Date, the “Macquarie ISDA Agreement”), (ix) the ISDA Master Agreement, dated as of November 9, 2012, between Calumet Superior and BP Energy Company (as the same may be amended or restated at or prior to the Representation Date, the “BP Energy ISDA Agreement”), (x) the ISDA Master Agreement, dated as of May 10, 2013, between Calumet and Merrill Lynch Commodities, Inc. (as the same may be amended or restated at or prior to the Representation Date, the “MLCI ISDA Agreement”), (xi) the ISDA Master Agreement, dated as of December 31, 2012, between Calumet and Deutsche Bank AG (as the same may be amended or restated at or prior to the Representation Date, the “Deutsche Bank ISDA Agreement”), (xii) the ISDA Master Agreement dated as of May 31, 2012, between Calumet and J.P. Morgan Ventures Energy Corporation, as amended July 29, 2013 (as the same may be amended or restated at or prior to the Representation Date, the “JP Morgan ISDA Agreement”), (xiii) the ISDA Master Agreement dated as of August 16, 2013, between Calumet and Natixis (as the same may be amended or restated at or prior to the Representation Date, the “Natixis ISDA Agreement”), and (xiv) the Collateral Trust Agreement, dated as of April 21, 2011 by and among Calumet, certain of Calumet’s affiliates party thereto from time to time, as guarantors, the counterparties party thereto from time to time and Bank of America, N.A., as administrative agent, as amended on April 21, 2011 and September 30, 2011 (such Collateral Trust Agreement, together with the J. Aron ISDA Agreement, the Koch ISDA Agreement, the Merrill ISDA Agreement, the BOA ISDA Agreement, the Barclays ISDA Agreement, the BPPNA ISDA Agreement, the Macquarie ISDA Agreement, the BP Energy ISDA Agreement, the MLCI ISDA Agreement, the Deutsche Bank ISDA Agreement, the JP Morgan ISDA Agreement and the Natixis ISDA Agreement, the “ISDA Agreements”).

(iv) The Common Units, the Incentive Distribution Rights and the limited partner interests represented thereby outstanding as of the date hereof (and prior to the issuance of the Units) have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by the matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and may be affected by matters described in the Prospectus under the caption “The Partnership Agreement—Limited Liability”). The General Partner owns of record all of the Incentive Distribution Rights free and clear of all Liens (except restrictions on transferability described in the Prospectus or otherwise contained in the Partnership Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(v) The Units to be purchased by, or sold through, any Manager hereunder have been duly authorized for issuance and sale to or through such Manager pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by the matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and may be affected by matters described in the Prospectus under the caption “The Partnership Agreement—Limited Liability”).

(vi) Except as described in the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Partnership pursuant to the Partnership Agreement, or, to the knowledge of such counsel, any other agreement or instrument listed as an exhibit to the Registration Statement to which the Partnership is a party or by which it may be bound. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units, as the case may be, as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership under any agreement or instrument listed as an exhibit to the Registration Statement, other than as described in the Prospectus, set forth in the Partnership Agreement or as have been waived.

(vii) The Partnership has all necessary partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement.

(viii) This Agreement has been duly authorized, executed and delivered by each of the Calumet Parties.

(ix) Each of the Partnership Agreement and the General Partner Agreement has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of such parties thereto, enforceable against the parties thereto in accordance with their respective terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (A) the Enforceability Exceptions and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(x) None of the offering, issuance and sale by the Partnership of the Units pursuant to the Prospectus and this Agreement, the execution, delivery and performance of this Agreement by the Calumet Parties, or the consummation of the transactions contemplated hereby (i) constitutes or will constitute a violation of the Organizational Documents governing the Partnership, Calumet Operating, LLC, a Delaware limited liability company, Calumet LP GP, LLC, a Delaware limited liability company, Calumet Penreco, LLC, a Delaware limited liability company, Calumet Superior, LLC, a Delaware limited liability company, Calumet Sales Company Incorporated, a Delaware corporation, Calumet Packaging, LLC, a Delaware limited liability company, Calumet Montana Refining, LLC, a Delaware limited liability company, Royal Purple, LLC, a Delaware limited liability company, Calumet RP I, LLC, a Delaware limited liability company, Calumet RP II, LLC, a Delaware limited liability company, Calumet RP III, a Delaware limited liability company, Calumet RP IV, a Delaware limited liability company, Calumet San Antonio Refining, LLC, a Delaware limited liability company, Calumet North Dakota, LLC, a Delaware limited liability company, Calumet Missouri, LLC, a Delaware limited liability company or Bel-Ray Company, LLC, a Delaware limited liability company (collectively, the “Delaware Partnership Entities”), (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), or result in a lien, under any other agreement filed as an exhibit to the Registration Statement (excluding the Credit Agreement and the ISDA Agreements), or (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law, federal law or any order, judgment, decree or injunction known to such counsel of any Delaware or federal court to which any of the Partnership Entities or any of their properties is subject, which breach, violation, lien or default in the case of clause (ii) or (iii), would reasonably be expected to have a Material Adverse Effect; provided, however, that counsel need not express any opinion with respect to any federal or state securities laws, blue sky laws, federal laws, federal or state antifraud laws, rules and regulations.

(xi) No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) under the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law or federal law is required for the offering, issuance and sale by the Partnership of the Units pursuant to the Prospectus and this Agreement, the execution, delivery and performance of this Agreement by the Calumet Parties or the consummation by the Calumet Parties of the transactions contemplated by this Agreement, except (i) for such consents as may be required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws (and applicable rules and regulations under such laws), in each case as to which such counsel need not express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and (C) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business, (iv) for such consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (v) as disclosed in the Prospectus.

(xii) The statements set forth in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013 under Part II, Item 5. “Market for Registrant’s Common Equity, Related Unitholder Matters and Issuer Purchases of Equity Securities—Cash Distribution Policy” and in the Prospectus under the caption “Description of the Common Units,” insofar as they purport to constitute summaries of terms of federal law or the Delaware LP Act or the Delaware LLC Act, are accurate in all material respects; and the statements included in the Prospectus under the captions “Summary—The Offering,” “Description of the Common Units,” “The Partnership Agreement” and “Our Cash Distribution Policy and Restrictions on Distributions,” insofar as they purport to constitute summaries of the terms of the Common Units (including the Units), are accurate summaries of the terms of such Common Units in all material respects.

(xiii) The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Partnership’s Current Report on Form 8-K filed on March 10, 2014 is confirmed, and the Managers may rely upon such opinion as if it were addressed to them.

(xiv) The Registration Statement was declared effective under the Securities Act on May 31, 2013 and to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

(xv) The Registration Statement, on the effective date, and the Prospectus or any further amendment and supplement thereto, made by the Partnership prior to the date of such opinion (other than the financial statements, notes or schedules thereto and the auditor’s reports thereon included in or incorporated by reference into or omitted from the Registration Statement or the Prospectus or other financial or accounting data included in or incorporated by reference into the Registration Statement or the Prospectus, as to which such counsel need not express any opinion), when they were filed with the Commission, appeared on their face to comply as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations promulgated thereunder.

(xvi) None of the Partnership Entities is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Prospectus, none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Calumet Parties and the independent public accountants of the Partnership and you and your representatives, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for, or undertaking to determine independently, the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified above), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A) the Registration Statement (other than the financial statements and notes or schedules thereto and the auditor’s reports thereon included in the Registration Statement or other financial or accounting data included in the Registration Statement, as to which such counsel need not express any opinion), as of its most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Prospectus (other than the financial statements and notes or schedules thereto and the auditor’s reports thereon included in the Prospectus or other financial or accounting data included in the Prospectus, as to which such counsel need not express any opinion), as of its date and as of the date of such opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Barnes & Thornburg LLP, with respect to the State of Indiana, shall have furnished to you their written opinion, dated as of each Representation Date, in form and substance satisfactory to you, to the effect that:

(i) None of the offering, issuance and sale by the Partnership of the Units pursuant to the Prospectus and this Agreement, the execution, delivery and performance of this Agreement by the Calumet Parties, or the consummation of the transactions contemplated hereby (i) constitutes or will constitute a violation of the Organizational Documents governing Calumet Lubricants Co., Limited Partnership, an Indiana limited partnership (“Calumet”), Calumet Shreveport, LLC, an Indiana limited liability company (“Calumet Shreveport”), Calumet Shreveport Lubricants & Waxes, LLC, an Indiana limited liability company (“Calumet Shreveport Lubes”), or Calumet Shreveport Fuels, LLC, an Indiana limited liability company (“Calumet Shreveport Fuels”) (collectively, the “Indiana Partnership Entities”), (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), or result in a lien, under any other agreement filed as an exhibit to the Registration Statement, or (iii) violates or will violate the Indiana Uniform Limited Partnership Act (the “Indiana LP Act”) or the Indiana Business Flexibility Act (the “Indiana LLC Act”) or any order, judgment, decree or injunction known to such counsel of any Indiana court to which any of the Indiana Partnership Entities or any of their properties is subject, which breach, violation, lien or default in the case of clause (ii) or (iii) would reasonably be expected to have a Material Adverse Effect; provided, however, that counsel need not express any opinion with respect to any federal or state securities laws, blue sky laws, federal laws, federal or state antifraud laws, rules and regulations.

(ii) No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) under the Indiana LP Act or the Indiana LLC Act is required for the offering, issuance and sale by the Partnership of the Units pursuant to the Prospectus and this Agreement, the execution, delivery and performance of this Agreement by the Calumet Parties or the consummation by the Calumet Parties of the transactions contemplated by this Agreement, except (i) for such consents as may be required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws (and applicable rules and regulations under such laws), in each case as to which such counsel need not express any opinion; (ii) for such consents which have been obtained or made; (iii) for such consents which (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and (C) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business; (iv) for such consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (v) as disclosed in the Prospectus.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, and all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to the laws of the State of Indiana, excepting therefrom municipal and local ordinances and regulations, (D) state that they express no opinion with respect to (i) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject, (ii) title to any real or personal property, (iii) the accuracy of descriptions or references to real or personal property or (iv) permits to own or operate any real or personal property, and (E) with respect to the opinion in paragraph (i), rely upon certificates of foreign qualification provided by the Secretary of State of Indiana (each of which shall be dated as of a date not more than fourteen days prior to the date of such opinion and shall be provided to you).

Also in rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are each authorized to rely upon such opinion letter in connection with the offering as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Managers and their counsel in connection with the offering and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent

(d) The Managers shall have received from Baker Botts L.L.P., counsel for the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager party to such Terms Agreement), on every date specified in Section 4(n) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Managers, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus (together with any amendment or supplement thereto) and other related matters as the Managers may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e) Fulbright & Jaworski LLP, special counsel for the Partnership, shall have furnished to the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager party to such Terms Agreement), dated as of each Representation Date, to the effect that none of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Calumet Parties, or the consummation of the transactions contemplated hereby constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), or result in the creation of a lien under the Credit Agreement or the ISDA Agreements.

(f) Gregory J. Morical, general counsel for the Partnership, shall have furnished to the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager party to such Terms Agreement), on every Representation Date, his opinion, dated as of such date, in form and substance satisfactory to you, to the effect that to the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened against any of the Partnership Entities or to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement or the Prospectus but are not so described as required.

(g) The Partnership shall have furnished or caused to be furnished to the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager party to such Terms Agreement), on every Representation Date, a certificate of the Partnership, signed by the President or any Vice President and the principal financial or accounting officer of the General Partner, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement and the Prospectus and any supplement or amendment thereto and this Agreement and that:

(i) subject to the modifications necessary to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date, the representations and warranties of the Calumet Parties in this Agreement are true and correct on and as of such date with the same effect as if made on such date, and the Calumet Parties have complied in all material respects with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to such date with the exception of any representations for which changes have occurred which shall be updated in certificates delivered at subsequent Representation Dates;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to any of the Calumet Parties’ knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

(h) The Partnership shall have requested and caused the Accountants to have furnished to the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager party to such Terms Agreement), within two Business Days of every date specified in Section 4(p) hereof and to the extent requested by the Managers in connection with any offering of the Units, letters (which may refer to letters previously delivered to the Managers), dated as of such date, in form and substance satisfactory to the Managers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in, or incorporated by reference in, the Registration Statement and the Prospectus.

References to the Prospectus in this paragraph (h) include any supplement thereto at the date of the letter.

(i) Between the Execution Time and the Time of Delivery, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Managers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto).

(j) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement or any Terms Agreement.

(k) The Units shall have been listed and admitted and authorized for trading on the NASDAQ, and satisfactory evidence of such actions shall have been provided to the Managers.

(l) Prior to each Settlement Date and Time of Delivery, as applicable, the Partnership shall have furnished to the Managers (or, in the case of a Representation Date of the type described in Section 4(j)(iii), the relevant Manager party to such Terms Agreement) such further information, certificates and documents as any Manager may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Managers and counsel for the Managers, this Agreement and all obligations of the Managers hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Managers. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Baker Botts L.L.P., counsel for the Managers, at 910 Louisiana Street, Houston, Texas, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

(a) The Calumet Parties, jointly and severally, will indemnify and hold harmless each Manager, the directors, officers, employees and agents of any Manager and each person who controls any Manager within the meaning of either the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which such Manager may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or “any issuer information” filed or required to be filed by Rule 433(d) under the Securities Act, or (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made), not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that each of the Calumet Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with any written information furnished to the Partnership by any Manager expressly for use therein.

(b) Each Manager agrees, severally and not jointly, to indemnify and hold harmless each of the Calumet Parties, the directors of the General Partner, the officers of the General Partner who signed the Registration Statement and each person who controls the Calumet Parties within the meaning of either the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which such Calumet Party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Partnership by such Manager through Barclays Capital Inc. expressly for use therein; and will reimburse such Calumet Party for any legal or other expenses reasonably incurred by such Calumet Party in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under Section 7(a) or 7(b), as applicable, unless materially prejudiced through forfeiture of substantive rights and defenses and shall not relieve from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Calumet Parties on the one hand and the Managers on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Calumet Parties on the one hand and the Managers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Calumet Parties on the one hand and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total commissions received by the Managers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Calumet Parties on the one hand or the Managers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each of the Calumet Parties and the Managers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Units purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Calumet Parties under this Section 7 shall be in addition to any liability which they may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Manager within the meaning of the Securities Act and each broker-dealer affiliate of any Manager; and the obligations of the Managers under this Section 7 shall be in addition to any liability which the respective Managers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the General Partner (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the General Partner) and to each person, if any, who controls any of the Calumet Parties within the meaning of the Securities Act.

8. Termination.

(a) The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement, with respect to any or all of the Managers, relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Units have been sold through any Manager for the Partnership, then Section 4(u) shall remain in full force and effect, (ii) with respect to any pending sale, through any Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall have no effect on the obligations of any other Manager under this Agreement and shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect with respect to such Manager notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5,7 and 9 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by each Managers or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e) In the case of any purchase of Units by any Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Partnership prior to the Time of Delivery relating to such Units, if at any time prior to such delivery and payment (i) trading in the Common Units shall have been suspended by the Commission or the NASDAQ or trading in securities generally on the NYSE or NASDAQ shall have been suspended or limited or minimum prices shall have been established, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of such Manager, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Calumet Parties or the General Partner’s officers and of each Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by any Manager or the Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Units.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to each Manager, will be mailed, delivered or telefaxed to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (facsimile: 646-834-8133); or, if sent to the Partnership, will be mailed, delivered or telefaxed to the address of the Partnership set forth in the Registration Statement.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

12. No fiduciary duty. Each of the Calumet Parties hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Calumet Parties, on the one hand, and each Manager and any affiliate through which each may be acting, on the other, (b) each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Units and not as a fiduciary of any of the Calumet Parties and (c) the Calumet Parties’ engagement of the Managers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Calumet Parties agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising any of the Calumet Parties on related or other matters). Each of the Calumet Parties agrees that it will not claim that any Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to any of the Calumet Parties, in connection with such transaction or the process leading thereto.

13. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Calumet Parties and any Manager with respect to the subject matter hereof; provided however, that this Agreement and the Terms Agreement shall not supersede the Letter Agreement between the Calumet Parties and the Managers, dated March 10, 2014.

14. Applicable Law. This Agreement and any Terms Agreement, or any claim, controversy or dispute relating to or arising out of this Agreement and any Terms Agreement, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Waiver of Jury Trial. Each of the Calumet Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

18. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Applicable Time” shall mean, with respect to any Units, the time of sale of such Units pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Interim Prospectus Supplement” shall mean the prospectus supplement relating to the Units prepared and filed pursuant to Rule 424(b) from time to time as provided by Section 4(z) of this Agreement.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and the most recently filed Interim Prospectus Supplement (if any).

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 153,” “Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433” and “Rule 462” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Calumet Parties and the Managers.

Very truly yours, CALUMET SPECIALTY PRODUCTS PARTNERS, L.P. By: Calumet GP, LLC, its general partner

By:	/s/ R. Patrick Murray, II
Name:	R. Patrick Murray, II
Title:	Senior Vice President, Chief Financial Officer and Secretary

CALUMET GP, LLC

By:	/s/ R. Patrick Murray, II
Name:	R. Patrick Murray, II
Title:	Senior Vice President, Chief Financial Officer and Secretary

Signature Page to Equity Placement Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Barclays Capital Inc.

By:	/s/ George W. Erikson, Jr.
Name: George W. Erikson, Jr.
Title: Managing Director

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Karl F. Schlopy
Name: Karl F. Schlopy
Title: Managing Director

Goldman, Sachs & Co.

By:	/s/ Adam T. Greene
Name: Adam T. Greene
Title: Vice President

J.P. Morgan Securities LLC

By:	/s/ Adam S. Rosenbluth
Name: Adam S. Rosenbluth
Title: Executive Director

MLV & Co. LLC

By:	/s/ Dean Colucci
Name: Dean Colucci
Title: President

RBC Capital Markets, LLC

By:	/s/ Andrew Hull
Name: Andrew Hull
Title: Director

SCHEDULE I

JURISDICTIONS OF QUALIFICATION

Calumet Specialty Products Partners, L.P.

Indiana

Calumet GP, LLC

Alabama

Arizona

California

Colorado

Connecticut

Georgia

Illinois

Indiana

Kansas

Louisiana

Massachusetts

Minnesota

Mississippi

Missouri

Montana

New Jersey

New Mexico

North Carolina

North Dakota

Ohio

Pennsylvania

South Carolina

Texas

Washington

Wisconsin

SCHEDULE II

Authorized Persons

Name of Officer	Position/Office of the Company

F. William Grube	Director and Chief Executive Officer

Jennifer G. Straumins	President and Chief Operating Officer

R. Patrick Murray, II	Senior Vice President, Chief Financial Officer and Secretary

SCHEDULE III

Manager Contacts

Barclays Capital Inc.	George Erickson george.erikson@barclays.com
(212) 526-1277

Stephen Carlin
stephen.carlin@barclays.com
(212) 526-3139

Adani Illo
adani.illo@barclays.com
(212) 526-9062

Marianne Gosset
marianne.gosset@barclays.com
(212) 526-4916

Merrill Lynch, Pierce, Fenner & Smith
Incorporated	Thomas J. Opladen, Jr.
thomas.j.opladen_jr@baml.com
(646) 855-8900

David Moran
dmoran@baml.com
(646) 855-8900

Christine Roemer
christine.roemer@baml.com
(646) 855-8900

Goldman, Sachs & Co.	Neil Kearns
Neil.kearns@gs.com
(212) 902-5281

Olympia McNerney
Olympia.mcnerney@gs.com
(212) 357-8838

Michael Sachs
Michael.sachs@gs.com
(212) 357-5310

J.P. Morgan Securities LLC	Adam Rosenbluth
Executive Director
Adam.s.rosenbluth@jpmorgan.com
(212) 622-7027

Brett Chalmers
Associate
Brett.chalmers@jpmorgan.com
(212) 622-2252

Luke Marchese
Analyst
Luke.e.marchese@jpmorgan.com
(212) 622-2969

MLV & Co. LLC	Seth Appel
sappel@mlvco.com

Randy Billhardt
rbillhardt@mlvco.com

Dean Colucci
dcolucci@mlvco.com

Ryan Loforte
rloforte@mlvco.com

Patrice McNicoll
pmcnicoll@mlvco.com

with copy to:
mlvatmdesk@mlvco.com

RBC Capital Markets, LLC	Andy Jones
Director, Equity Capital Markets, Share Repurchases, Special Situations
andrew.jones@rbccm.com
(212) 428-6631

[Form of Terms Agreement]	ANNEX I

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

Common Units Representing Limited Partner Interests

TERMS AGREEMENT

            , 20

[Name of Co-Manager]

Dear Sirs:

Calumet Specialty Products Partners, L.P., a Delaware limited partnership (the “Partnership”), Calumet GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), (the Partnership and the General Partner, the “Calumet Parties”) propose, subject to the terms and conditions stated herein and in the Equity Placement Agreement, dated [date], 20        (the “Equity Placement Agreement”), between the Calumet Parties and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities LLC, MLV & Co. LLC and RBC Capital Markets, LLC to issue and sell to [            ] (the “Manager”) the securities specified in the Schedule I hereto (the “Purchased Units”) [, and solely for the purpose of covering over-allotments, to grant to the Manager the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Units”)]. [Include only if the Manager has an over-allotment option]

[The Manager shall have the right to purchase from the Partnership all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Purchased Units, at the same purchase price per common unit to be paid by the Manager to the Partnership for the Purchased Units. This option may be exercised by the Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Calumet Parties. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Units shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Units.] [Include only if the Manager has an over-allotment option]

Each of the provisions of the Equity Placement Agreement not specifically related to the solicitation by the Manger, as agent of the Partnership, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Manger has an over-allotment option], except that each representation and warranty in Section 2 of the Equity Placement Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Placement Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Manager has an over-allotment option] in relation to the Prospectus as amended and supplemented to relate to the Purchased Units.

An amendment to the Registration Statement (as defined in the Equity Placement Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Units [and the Additional Units] [Include only if the Manger has an over-allotment option], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Placement Agreement which are incorporated herein by reference, the Partnership agrees to issue and sell to the Manager and the latter agrees to purchase from the Partnership the number of Purchased Units at the time and place and at the purchase price set forth in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Placement Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Calumet Parties.

Very truly yours,

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By: Calumet GP, LLC, its general partner

By:
Name:	R. Patrick Murray, II
Title:	Senior Vice President, Chief Financial Officer and Secretary

CALUMET GP, LLC

By:
Name:	R. Patrick Murray, II
Title:	Senior Vice President, Chief Financial Officer and Secretary

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

[Name of Co-Manager]

By:	[Name of Co-Manager]

By:
Name:
Title:

Title of Purchased Units [and Additional Units]:	Common Units Representing Limited Partner Interests

Number of Purchased Units:	[ ]

[Number of Additional Units:]	[ ]

[Price to Public:]	$[ ]

Purchase Price by the Manager:	$[ ]

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Partnership in same day funds.

Method of Delivery:

Free delivery of the Units to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:	[ ]

Closing Location:	[ ]

Documents to be Delivered:

The following documents referred to in the Equity Placement Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1)	The opinion referred to in Section 4(k).

(2)	The opinion referred to in Section 4(l).

(3)	The opinion referred to in Section 4(m).

(4)	The opinion referred to in Section 4(n).

(5)	The Accountants’ letter referred to in Section 4(p).

(6)	The officers’ certificate referred to in Section 4(j).

(7)	Such other documents as the Manager shall reasonably request.